Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2015 Third Quarter Results

RED BANK, NJ, September 9, 2015 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine months ended July 31, 2015.

RESULTS FOR the ThrEE and NINE MONTH PERIODs ENDED July 31, 2015:

●

Total revenues were $540.6 million in the third quarter of fiscal 2015, a decrease of 1.9% compared with $551.0 million in the third quarter of fiscal 2014. For the nine months ended July 31, 2015, total revenues increased 7.4% to $1.46 billion compared with $1.36 billion in the first nine months of the prior year.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 17.8% for the third quarter ended July 31, 2015, compared with 21.3% in last year’s third quarter, and was 16.1% for the second quarter of fiscal 2015. During the first nine months of fiscal 2015, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 17.4% compared with 20.2% in the same period of the previous year.

●

Net loss was $7.7 million, or $0.05 per common share, for the third quarter of fiscal 2015, compared with net income $17.1 million, or $0.11 per common share, in the third quarter of the previous year. For the nine months ended July 31, 2015, the net loss was $41.6 million, or $0.28 per common share, compared with a net loss of $15.3 million, or $0.10 per common share, in the first nine months of fiscal 2014.

●

The pre-tax loss, excluding land-related charges and loss on extinguishment of debt, in the third quarter of fiscal 2015 was $8.9 million compared with net income of $16.1 million in the prior year’s third quarter. For the first nine months of fiscal 2015, the pre-tax loss, excluding land-related charges and loss on extinguishment of debt, was $51.5 million compared with a loss of $12.7 million during the first nine months of fiscal 2014.

●

The dollar value of consolidated net contracts increased 19.7% to $619.4 million for the three months ended July 31, 2015 compared with $517.3 million during the same quarter a year ago. The dollar value of net contracts, including unconsolidated joint ventures, during the third quarter of fiscal 2015 increased 27.9% to $694.6 million compared with $542.9 million in last year’s third quarter.

●

In the third quarter of fiscal 2015, the number of consolidated net contracts increased 13.0% to 1,533 homes compared with 1,357 homes in the prior year’s third quarter. The number of net contracts, including unconsolidated joint ventures, increased 16.4% to 1,658 homes for the third quarter of fiscal 2015 from 1,424 homes during the third quarter of fiscal 2014.

●

The dollar value of consolidated net contracts increased 14.3% to $1.82 billion for the first nine months of fiscal 2015 compared with $1.59 billion in the first nine months of the previous year. The dollar value of net contracts, including unconsolidated joint ventures, for the nine months ended July 31, 2015 increased 15.6% to $1.97 billion compared with $1.70 billion in the first nine months of fiscal 2014.

●

For the nine months ended July 31, 2015, the number of consolidated net contracts increased 9.2% to 4,648 homes compared with 4,258 homes in the first nine months of the prior year. The number of net contracts, including unconsolidated joint ventures, increased 8.5% to 4,918 homes for the nine months ended July 31, 2015 from 4,533 homes in the first nine months of last year.

●

Consolidated net contracts per active selling community increased 7.2% to 7.4 net contracts per active selling community for the quarter ended July 31, 2015 compared with 6.9 net contracts per active selling community in the third quarter of fiscal 2014. Net contracts, including unconsolidated joint ventures, per active selling community increased 11.6% to 7.7 net contracts per active selling community for the quarter ended July 31, 2015 compared with 6.9 net contracts, including unconsolidated joint ventures, per active selling community in the third quarter of fiscal 2014.

●

As of July 31, 2015, the dollar value of consolidated contract backlog increased 23.3% to $1.26 billion compared with $1.03 billion as of July 31, 2014. The dollar value of contract backlog, as of July 31, 2015, including unconsolidated joint ventures, was $1.37 billion, an increase of 23.5% compared with $1.11 billion as of July 31, 2014.

●

As of July 31, 2015, the number of homes in consolidated contract backlog increased 15.1% to 3,097 homes compared with 2,690 homes as of the end of the third quarter of fiscal 2014. The number of homes in contract backlog, as of July 31, 2015, including unconsolidated joint ventures, increased 12.7% to 3,275 homes compared with 2,907 homes as of July 31, 2014.

●

Consolidated deliveries were 1,408 homes in the third quarter of fiscal 2015, a 3.8% decrease compared with 1,464 homes in the third quarter of fiscal 2014. For the three months ended July 31, 2015, deliveries, including unconsolidated joint ventures, decreased 4.8% to 1,475 homes compared with 1,549 homes in the third quarter of the prior year.

●

For the nine months ended July 31, 2015, consolidated deliveries were 3,780 homes, a 1.2% increase compared with 3,735 homes in the first nine months of last year. During the first nine months of fiscal 2015, deliveries, including unconsolidated joint ventures, decreased 0.8% to 3,984 homes compared with 4,018 homes in the same period of the previous year.

●	As of July 31, 2015, consolidated active selling communities increased 5.1% to 206 communities compared with 196 communities at July 31, 2014.

●

Total interest expense as a percentage of total revenues was 7.2% during the third quarter of fiscal 2015 compared with 6.5% in the same period of the previous year. For the nine months ended July 31, 2015, total interest expense as a percentage of total revenues was unchanged at 7.6% compared with the same period a year ago.

●

Total SG&A was $67.9 million, or 12.6% of total revenues, during the third quarter of fiscal 2015 compared with $67.0 million, or 12.2% of total revenues, in last year’s third quarter. Total SG&A was $201.5 million, or 13.8% of total revenues, for the first nine months of fiscal 2015 compared with $189.8 million, or 13.9% of total revenues, in the first nine months of the prior year.

●	The contract cancellation rate, including unconsolidated joint ventures, for the third quarter of fiscal 2015 was 20%, compared with 22% in the third quarter of fiscal 2014.

●

The valuation allowance was $642.1 million as of July 31, 2015. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

●

During August 2015, the dollar value of consolidated net contracts increased 15.3% to $217.3 million compared with $188.4 million for August of 2014 and the number of consolidated net contracts increased 15.4% to 531 homes from 460 homes in August 2014.

Liquidity AND Inventory as of july 31, 2015:

●	During the third quarter of fiscal 2015, land and land development spending was $130.0 million. For the nine months ended July 31, 2015, land and land development spending was $464.4 million.

●

Total liquidity at the end of the third quarter of fiscal 2015 was $258.4 million compared with $231.7 million at July 31, 2014. Total liquidity at July 31, 2015 included $207.3 million of homebuilding cash and cash equivalents, $2.6 million of restricted cash required to collateralize letters of credit and $48.5 million of availability under the unsecured revolving credit facility.

●

As of July 31, 2015, the land position, including unconsolidated joint ventures, was 37,442 lots, consisting of 16,370 lots under option and 21,072 owned lots, compared with a total of 37,706 lots as of July 31, 2014.

●	During the third quarter of fiscal 2015, approximately 2,800 lots, including unconsolidated joint ventures, were put under option or acquired in 53 communities.

Financial Guidance:

●

Assuming no changes in current market conditions, total revenues for the fourth quarter of fiscal 2015 are expected to be approximately $745 million and pretax profit excluding land related charges, gains or losses on extinguishment of debt and other non-recurring items such as legal settlements are expected to be approximately $22 million.

●

Assuming no changes in current market conditions, total revenues for all of fiscal 2016 are expected to be between $2.7 billion and $3.1 billion and pretax profit excluding land related charges, gains or losses on extinguishment of debt and other non-recurring items such as legal settlements are expected to be between $40 million and $100 million for all of fiscal 2016.

COMMENTS FROM MANAGEMENT:

“While we are disappointed with the loss for the third quarter, it was within the guidance we gave on our second quarter conference call,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “During the third quarter the dollar value of our contract backlog increased 23% year-over-year, while the dollar value of our net contracts increased 20% compared to last year's third quarter, and we also had a 170 basis point sequential improvement in our quarterly gross margin. Furthermore, assuming no changes in market conditions, we are on track for solid profitability during the fourth quarter of fiscal 2015 and are well positioned for a breakout year from the perspective of deliveries and revenues which should lead to profitability in fiscal 2016, ” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2015 third quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, September 9, 2015. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2014 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net (loss) income. The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net (loss) income is presented in a table attached to this earnings release.

(Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (Loss) Income Before Income Taxes. The reconciliation of (Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt to (Loss) Income Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements” within the meaning of the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for the current or future periods, including total revenues and adjusted pre-tax profit. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; and (22) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

July 31, 2015

Statements of Consolidated Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Total Revenues	$540,613	$551,009	$1,455,276	$1,364,986
Costs and Expenses (a)	550,166	535,848	1,516,908	1,383,496
Loss on Extinguishment of Debt	-	-	-	(1,155)
(Loss) Income from Unconsolidated Joint Ventures	(448)	211	2,470	3,849
(Loss) Income Before Income Taxes	(10,001)	15,372	(59,162)	(15,816)
Income Tax Benefit	(2,317)	(1,733)	(17,543)	(496)
Net (Loss) Income	$(7,684)	$17,105	$(41,619)	$(15,320)

Per Share Data:
Basic:
(Loss) Income Per Common Share	$(0.05)	$0.11	$(0.28)	$(0.10)
Weighted Average Number of Common Shares Outstanding (b)	147,010	146,365	146,846	146,223
Assuming Dilution:
(Loss) Income Per Common Share	$(0.05)	$0.11	$(0.28)	$(0.10)
Weighted Average Number of Common Shares Outstanding (b)	147,010	162,278	146,846	146,223

(a) Includes inventory impairment loss and land option write-offs.

(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

July 31, 2015

Reconciliation of (Loss) Income Before Income Taxes Excluding Land-Related Charges

and Loss on Extinguishment of Debt to (Loss) Income Before Income Taxes

(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
(Loss) Income Before Income Taxes	$(10,001)	$15,372	$(59,162)	$(15,816)
Inventory Impairment Loss and Land Option Write-Offs	1,077	741	7,618	1,927
Loss on Extinguishment of Debt	-	-	-	1,155
(Loss) Income Before Income Taxes Excluding Land-Related
Charges and Loss on Extinguishment of Debt (a)	$(8,924)	$16,113	$(51,544)	$(12,734)

(a) (Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is (Loss) Income Before Income Taxes.

Hovnanian Enterprises, Inc.

July 31, 2015

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Sale of Homes	$526,156	$538,007	$1,414,799	$1,331,490
Cost of Sales, Excluding Interest and Land Charges (a)	432,625	423,488	1,168,874	1,061,880
Homebuilding Gross Margin, Excluding Interest and Land Charges	93,531	114,519	245,925	269,610
Homebuilding Cost of Sales Interest	16,323	15,757	39,615	37,247
Homebuilding Gross Margin, Including Interest and Excluding Land Charges	$77,208	$98,762	$206,310	$232,363

Gross Margin Percentage, Excluding Interest and Land Charges	17.8%	21.3%	17.4%	20.2%
Gross Margin Percentage, Including Interest and Excluding Land Charges	14.7%	18.4%	14.6%	17.5%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Land and Lot Sales	-	$968	$850	$2,897
Cost of Sales, Excluding Interest and Land Charges (a)	-	657	702	1,585
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	-	311	148	1,312
Land and Lot Sales Interest	-	70	39	477
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	-	$241	$109	$835

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.

July 31, 2015

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net (Loss) Income	$(7,684)	$17,105	$(41,619)	$(15,320)
Income Tax Benefit	(2,317)	(1,733)	(17,543)	(496)
Interest Expense	38,816	35,707	110,248	104,409
EBIT (a)	28,815	51,079	51,086	88,593
Depreciation	835	865	2,553	2,571
Amortization of Debt Costs	1,491	1,082	4,451	3,240
EBITDA (b)	31,141	53,026	58,090	94,404
Inventory Impairment Loss and Land Option Write-offs	1,077	741	7,618	1,927
Loss on Extinguishment of Debt	-	-	-	1,155
Adjusted EBITDA (c)	$32,218	$53,767	$65,708	$97,486

Interest Incurred	$41,856	$36,472	$124,031	$108,073

Adjusted EBITDA to Interest Incurred	0.77	1.47	0.53	0.90

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.

July 31, 2015

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$119,901	$107,992	$109,158	$105,093
Plus Interest Incurred	41,856	36,472	124,031	108,073
Less Interest Expensed	38,816	35,707	110,248	104,409
Interest Capitalized at End of Period (a)	$122,941	$108,757	$122,941	$108,757

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31, 2015	October 31, 2014
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$207,302	$255,117
Restricted cash and cash equivalents	9,772	13,086
Inventories:
Sold and unsold homes and lots under development	1,294,033	961,994
Land and land options held for future development or sale	209,101	273,463
Consolidated inventory not owned:
Specific performance options	-	3,479
Other options	109,355	105,374
Total consolidated inventory not owned	109,355	108,853
Total inventories	1,612,489	1,344,310
Investments in and advances to unconsolidated joint ventures	66,535	63,883
Receivables, deposits and notes, net	87,059	92,546
Property, plant and equipment, net	45,839	46,744
Prepaid expenses and other assets	80,468	69,358
Total homebuilding	2,109,464	1,885,044

Financial services:
Cash and cash equivalents	6,635	6,781
Restricted cash and cash equivalents	16,647	16,236
Mortgage loans held for sale at fair value	110,670	95,338
Other assets	2,138	1,988
Total financial services	136,090	120,343
Income taxes receivable – including net deferred tax benefits	303,790	284,543
Total assets	$2,549,344	$2,289,930

(1)  Derived from the audited balance sheet as of October 31, 2014.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share and Per Share Amounts)

	July 31, 2015	October 31, 2014
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages	$133,380	$103,908
Accounts payable and other liabilities	354,128	370,876
Customers’ deposits	47,299	34,969
Nonrecourse mortgages secured by operating properties	15,796	16,619
Liabilities from inventory not owned	98,406	92,381
Total homebuilding	649,009	618,753

Financial services:
Accounts payable and other liabilities	24,996	22,278
Mortgage warehouse lines of credit	88,554	76,919
Total financial services	113,550	99,197

Notes payable:
Senior secured notes, net of discount	980,988	979,935
Senior notes, net of discount	841,056	590,472
Senior amortizing notes	12,811	17,049
Senior exchangeable notes	72,838	70,101
Accrued interest	30,599	32,222
Total notes payable	1,938,292	1,689,779

Total liabilities	2,700,851	2,407,729

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2015 and at October 31, 2014	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 143,292,881 shares at July 31, 2015 and 142,836,563 shares at October 31, 2014 (including 11,760,763 shares at July 31, 2015 and October 31, 2014 held in Treasury)	1,433	1,428
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,676,847 shares at July 31, 2015 and 15,497,543 shares at October 31, 2014 (including 691,748 shares at July 31, 2015 and October 31, 2014 held in Treasury)	157	155
Paid in capital – common stock	705,847	697,943
Accumulated deficit	(878,883)	(837,264)
Treasury stock – at cost	(115,360)	(115,360)
Total stockholders’ equity deficit	(151,507)	(117,799)
Total liabilities and equity	$2,549,344	$2,289,930

(1)  Derived from the audited balance sheet as of October 31, 2014.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2015	2014	2015	2014
Revenues:
Homebuilding:
Sale of homes	$526,156	$538,007	$1,414,799	$1,331,490
Land sales and other revenues	97	1,896	2,538	4,884
Total homebuilding	526,253	539,903	1,417,337	1,336,374
Financial services	14,360	11,106	37,939	28,612
Total revenues	540,613	551,009	1,455,276	1,364,986

Expenses:
Homebuilding:
Cost of sales, excluding interest	432,625	424,145	1,169,576	1,063,465
Cost of sales interest	16,323	15,827	39,654	37,724
Inventory impairment loss and land option write-offs	1,077	741	7,618	1,927
Total cost of sales	450,025	440,713	1,216,848	1,103,116
Selling, general and administrative	51,998	51,150	152,258	142,918
Total homebuilding expenses	502,023	491,863	1,369,106	1,246,034

Financial services	8,244	7,212	23,069	20,591
Corporate general and administrative	15,874	15,804	49,275	46,837
Other interest	22,493	19,880	70,594	66,685
Other operations	1,532	1,089	4,864	3,349
Total expenses	550,166	535,848	1,516,908	1,383,496
Loss on extinguishment of debt	-	-	-	(1,155)
(Loss) income from unconsolidated joint ventures	(448)	211	2,470	3,849
(Loss) income before income taxes	(10,001)	15,372	(59,162)	(15,816)
State and federal income tax (benefit) provision:
State	999	247	3,717	1,484
Federal	(3,316)	(1,980)	(21,260)	(1,980)
Total income taxes	(2,317)	(1,733)	(17,543)	(496)
Net (loss) income	$(7,684)	$17,105	$(41,619)	$(15,320)

Per share data:
Basic:
(Loss) income per common share	$(0.05)	$0.11	$(0.28)	$(0.10)
Weighted-average number of common shares outstanding	147,010	146,365	146,846	146,223
Assuming dilution:
(Loss) income per common share	$(0.05)	$0.11	$(0.28)	$(0.10)
Weighted-average number of common shares outstanding	147,010	162,278	146,846	146,223

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)	Communities Under Development
(UNAUDITED)	Three Months - July 31, 2015
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(NJ, PA)	Home	137	117	17.1%	78	128	(39.1)%	286	226	26.5%
	Dollars	$69,410	$64,356	7.9%	$36,109	$60,165	(40.0)%	$143,333	$118,038	21.4%
	Avg. Price	$506,642	$550,055	(7.9)%	$462,932	$470,041	(1.5)%	$501,164	$522,291	(4.0)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	242	208	16.3%	243	187	29.9%	473	425	11.3%
	Dollars	$115,164	$91,701	25.6%	$113,886	$89,834	26.8%	$252,139	$205,087	22.9%
	Avg. Price	$475,883	$440,870	7.9%	$468,670	$480,393	(2.4)%	$533,063	$482,558	10.5%
Midwest
(IL, MN, OH)	Home	186	219	(15.1)%	253	190	33.2%	696	695	0.1%
	Dollars	$70,578	$72,287	(2.4)%	$82,618	$55,392	49.2%	$211,718	$188,882	12.1%
	Avg. Price	$379,450	$330,078	15.0%	$326,554	$291,534	12.0%	$304,193	$271,773	11.9%
Southeast
(FL, GA, NC, SC)	Home	176	132	33.3%	176	179	(1.7)%	331	261	26.8%
	Dollars	$54,776	$39,855	37.4%	$57,294	$55,403	3.4%	$110,628	$86,873	27.3%
	Avg. Price	$311,228	$301,932	3.1%	$325,534	$309,515	5.2%	$334,225	$332,847	0.4%
Southwest
(AZ, TX)	Home	656	593	10.6%	568	650	(12.6)%	1,148	970	18.4%
	Dollars	$248,907	$204,460	21.7%	$203,075	$200,788	1.1%	$469,054	$355,807	31.8%
	Avg. Price	$379,432	$344,789	10.0%	$357,526	$308,905	15.7%	$408,583	$366,811	11.4%
West
(CA)	Home	136	88	54.5%	90	130	(30.8)%	163	113	44.2%
	Dollars	$60,573	$44,686	35.6%	$33,174	$76,425	(56.6)%	$77,480	$70,906	9.3%
	Avg. Price	$445,387	$507,798	(12.3)%	$368,598	$587,883	(37.3)%	$475,339	$627,485	(24.2)%
Consolidated Total
	Home	1,533	1,357	13.0%	1,408	1,464	(3.8)%	3,097	2,690	15.1%
	Dollars	$619,408	$517,345	19.7%	$526,156	$538,007	(2.2)%	$1,264,352	$1,025,593	23.3%
	Avg. Price	$404,049	$381,242	6.0%	$373,691	$367,491	1.7%	$408,251	$381,261	7.1%
Unconsolidated Joint Ventures
	Home	125	67	86.6%	67	85	(21.2)%	178	217	(18.0)%
	Dollars	$75,225	$25,601	193.8%	$27,286	$27,383	(0.4)%	$110,372	$87,702	25.8%
	Avg. Price	$601,800	$382,105	57.5%	$407,250	$322,153	26.4%	$620,066	$404,157	53.4%
Grand Total
	Home	1,658	1,424	16.4%	1,475	1,549	(4.8)%	3,275	2,907	12.7%
	Dollars	$694,633	$542,946	27.9%	$553,442	$565,390	(2.1)%	$1,374,724	$1,113,295	23.5%
	Avg. Price	$418,958	$381,283	9.9%	$375,215	$365,003	2.8%	$419,763	$382,970	9.6%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)	Communities Under Development
(UNAUDITED)	Nine Months - July 31, 2015
		Net Contracts			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(NJ, PA)	Home	384	374	2.7%	244	368	(33.7)%	286	226	26.5%
	Dollars	$195,879	$191,880	2.1%	$125,873	$178,848	(29.6)%	$143,333	$118,038	21.4%
	Avg. Price	$510,100	$513,048	(0.6)%	$515,872	$486,000	6.1%	$501,164	$522,291	(4.0)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	700	611	14.6%	598	457	30.9%	473	425	11.3%
	Dollars	$334,115	$282,533	18.3%	$270,899	$218,615	23.9%	$252,139	$205,087	22.9%
	Avg. Price	$477,308	$462,411	3.2%	$453,010	$478,370	(5.3)%	$533,063	$482,558	10.5%
Midwest
(IL, MN, OH)	Home	705	616	14.4%	674	526	28.1%	696	695	0.1%
	Dollars	$243,366	$185,920	30.9%	$220,243	$147,754	49.1%	$211,718	$188,882	12.1%
	Avg. Price	$345,200	$301,819	14.4%	$326,769	$280,902	16.3%	$304,193	$271,773	11.9%
Southeast
(FL, GA, NC, SC)	Home	554	427	29.7%	455	474	(4.0)%	331	261	26.8%
	Dollars	$173,891	$133,540	30.2%	$144,333	$145,323	(0.7)%	$110,628	$86,873	27.3%
	Avg. Price	$313,882	$312,740	0.4%	$317,215	$306,589	3.5%	$334,225	$332,847	0.4%
Southwest
(AZ, TX)	Home	1,955	1,935	1.0%	1,577	1,642	(4.0)%	1,148	970	18.4%
	Dollars	$733,393	$632,528	15.9%	$559,659	$493,087	13.5%	$469,054	$355,807	31.8%
	Avg. Price	$375,137	$326,888	14.8%	$354,888	$300,297	18.2%	$408,583	$366,811	11.4%
West
(CA)	Home	350	295	18.6%	232	268	(13.4)%	163	113	44.2%
	Dollars	$142,661	$168,243	(15.2)%	$93,792	$147,863	(36.6)%	$77,480	$70,906	9.3%
	Avg. Price	$407,603	$570,314	(28.5)%	$404,278	$551,729	(26.7)%	$475,339	$627,485	(24.2)%
Consolidated Total
	Home	4,648	4,258	9.2%	3,780	3,735	1.2%	3,097	2,690	15.1%
	Dollars	$1,823,305	$1,594,644	14.3%	$1,414,799	$1,331,490	6.3%	$1,264,352	$1,025,593	23.3%
	Avg. Price	$392,277	$374,505	4.7%	$374,285	$356,490	5.0%	$408,251	$381,261	7.1%
Unconsolidated Joint Ventures
	Home	270	275	(1.8)%	204	283	(27.9)%	178	217	(18.0)%
	Dollars	$143,438	$107,137	33.9%	$82,190	$105,370	(22.0)%	$110,372	$87,702	25.8%
	Avg. Price	$531,252	$389,588	36.4%	$402,891	$372,332	8.2%	$620,066	$404,157	53.4%
Grand Total
	Home	4,918	4,533	8.5%	3,984	4,018	(0.8)%	3,275	2,907	12.7%
	Dollars	$1,966,743	$1,701,781	15.6%	$1,496,989	$1,436,860	4.2%	$1,374,724	$1,113,295	23.5%
	Avg. Price	$399,907	$375,420	6.5%	$375,750	$357,606	5.1%	$419,763	$382,970	9.6%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)	Communities Under Development
(UNAUDITED)	Three Months - July 31, 2015
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(includes unconsolidated joint ventures)	Home	163	130	25.4%	80	137	(41.6)%	326	254	28.3%
(NJ, PA)	Dollars	$86,118	$68,150	26.4%	$36,567	$63,293	(42.2)%	$164,404	$127,263	29.2%
	Avg. Price	$528,331	$524,239	0.8%	$457,092	$461,993	(1.1)%	$504,306	$501,036	0.7%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	259	229	13.1%	260	218	19.3%	511	500	2.2%
(DE, MD, VA, WV)	Dollars	$123,947	$102,776	20.6%	$123,749	$100,227	23.5%	$273,140	$246,652	10.7%
	Avg. Price	$478,559	$448,802	6.6%	$475,961	$459,757	3.5%	$534,522	$493,304	8.4%
Midwest
(includes unconsolidated joint ventures)	Home	189	234	(19.2)%	256	205	24.9%	696	735	(5.3)%
(IL, MN, OH)	Dollars	$71,492	$76,443	(6.5)%	$83,533	$59,682	40.0%	$211,718	$199,689	6.0%
	Avg. Price	$378,265	$326,680	15.8%	$326,299	$291,131	12.1%	$304,193	$271,686	12.0%
Southeast
(includes unconsolidated joint ventures)	Home	186	142	31.0%	201	209	(3.8)%	338	327	3.4%
(FL, GA, NC, SC)	Dollars	$58,719	$43,822	34.0%	$67,796	$64,975	4.3%	$113,368	$110,370	2.7%
	Avg. Price	$315,696	$308,607	2.3%	$337,291	$310,884	8.5%	$335,408	$337,521	(0.6)%
Southwest
(includes unconsolidated joint ventures)	Home	656	593	10.6%	568	650	(12.6)%	1,148	970	18.4%
(AZ, TX)	Dollars	$248,908	$204,460	21.7%	$203,075	$200,788	1.1%	$469,054	$355,807	31.8%
	Avg. Price	$379,432	$344,789	10.0%	$357,526	$308,905	15.7%	$408,583	$366,811	11.4%
West
(includes unconsolidated joint ventures)	Home	205	96	113.5%	110	130	(15.4)%	256	121	111.6%
(CA)	Dollars	$105,449	$47,295	123.0%	$38,722	$76,425	(49.3)%	$143,040	$73,514	94.6%
	Avg. Price	$514,384	$492,652	4.4%	$352,016	$587,883	(40.1)%	$558,748	$607,555	(8.0)%
Grand Total
	Home	1,658	1,424	16.4%	1,475	1,549	(4.8)%	3,275	2,907	12.7%
	Dollars	$694,633	$542,946	27.9%	$553,442	$565,390	(2.1)%	$1,374,724	$1,113,295	23.5%
	Avg. Price	$418,958	$381,283	9.9%	$375,215	$365,003	2.8%	$419,763	$382,970	9.6%
Consolidated Total
	Home	1,533	1,357	13.0%	1,408	1,464	(3.8)%	3,097	2,690	15.1%
	Dollars	$619,408	$517,345	19.7%	$526,156	$538,007	(2.2)%	$1,264,352	$1,025,593	23.3%
	Avg. Price	$404,049	$381,242	6.0%	$373,691	$367,491	1.7%	$408,251	$381,261	7.1%
Unconsolidated Joint Ventures
	Home	125	67	86.6%	67	85	(21.2)%	178	217	(18.0)%
	Dollars	$75,225	$25,601	193.8%	$27,286	$27,383	(0.4)%	$110,372	$87,702	25.8%
	Avg. Price	$601,800	$382,105	57.5%	$407,250	$322,153	26.4%	$620,066	$404,157	53.4%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)	Communities Under Development
(UNAUDITED)	Nine Months - July 31, 2015
		Net Contracts			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(includes unconsolidated joint ventures)	Home	421	425	(0.9)%	261	404	(35.4)%	326	254	28.3%
(NJ, PA)	Dollars	$213,375	$211,316	1.0%	$130,551	$195,301	(33.2)%	$164,404	$127,263	29.2%
	Avg. Price	$506,829	$497,214	1.9%	$500,197	$483,418	3.5%	$504,306	$501,036	0.7%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	762	723	5.4%	657	564	16.5%	511	500	2.2%
(DE, MD, VA, WV)	Dollars	$366,591	$332,860	10.1%	$303,413	$261,597	16.0%	$273,140	$246,652	10.7%
	Avg. Price	$481,092	$460,388	4.5%	$461,814	$463,824	(0.4)%	$534,522	$493,304	8.4%
Midwest
(includes unconsolidated joint ventures)	Home	708	656	7.9%	694	575	20.7%	696	735	(5.3)%
(IL, MN, OH)	Dollars	$244,297	$196,947	24.0%	$225,838	$161,192	40.1%	$211,718	$199,689	6.0%
	Avg. Price	$345,052	$300,225	14.9%	$325,416	$280,334	16.1%	$304,193	$271,686	12.0%
Southeast
(includes unconsolidated joint ventures)	Home	597	490	21.8%	520	556	(6.5)%	338	327	3.4%
(FL, GA, NC, SC)	Dollars	$191,544	$156,586	22.3%	$171,168	$171,950	(0.5)%	$113,368	$110,370	2.7%
	Avg. Price	$320,844	$319,563	0.4%	$329,169	$309,262	6.4%	$335,408	$337,521	(0.6)%
Southwest
(includes unconsolidated joint ventures)	Home	1,955	1,935	1.0%	1,577	1,642	(4.0)%	1,148	970	18.4%
(AZ, TX)	Dollars	$733,393	$632,528	15.9%	$559,659	$493,087	13.5%	$469,054	$355,807	31.8%
	Avg. Price	$375,137	$326,888	14.8%	$354,888	$300,297	18.2%	$408,583	$366,811	11.4%
West
(includes unconsolidated joint ventures)	Home	475	304	56.3%	275	277	(0.7)%	256	121	111.6%
(CA)	Dollars	$217,543	$171,544	26.8%	$106,360	$153,733	(30.8)%	$143,040	$73,514	94.6%
	Avg. Price	$457,985	$564,288	(18.8)%	$386,764	$554,993	(30.3)%	$558,748	$607,555	(8.0)%
Grand Total
	Home	4,918	4,533	8.5%	3,984	4,018	(0.8)%	3,275	2,907	12.7%
	Dollars	$1,966,743	$1,701,781	15.6%	$1,496,989	$1,436,860	4.2%	$1,374,724	$1,113,295	23.5%
	Avg. Price	$399,907	$375,420	6.5%	$375,750	$357,606	5.1%	$419,763	$382,970	9.6%
Consolidated Total
	Home	4,648	4,258	9.2%	3,780	3,735	1.2%	3,097	2,690	15.1%
	Dollars	$1,823,305	$1,594,644	14.3%	$1,414,799	$1,331,490	6.3%	$1,264,352	$1,025,593	23.3%
	Avg. Price	$392,277	$374,505	4.7%	$374,285	$356,490	5.0%	$408,251	$381,261	7.1%
Unconsolidated Joint Ventures
	Home	270	275	(1.8)%	204	283	(27.9)%	178	217	(18.0)%
	Dollars	$143,438	$107,137	33.9%	$82,190	$105,370	(22.0)%	$110,372	$87,702	25.8%
	Avg. Price	$531,252	$389,588	36.4%	$402,891	$372,332	8.2%	$620,066	$404,157	53.4%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.